Contacts:	For Media:	For Financials:
	John S. Oxford	James C. Mabry IV
	Senior Vice President	Executive Vice President
	Director of Marketing	Chief Financial Officer
	(662) 680-1219	(662) 680-1281

RENASANT CORPORATION ANNOUNCES
EARNINGS FOR THE FOURTH QUARTER OF 2021

TUPELO, MISSISSIPPI (January 25, 2022) - Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced earnings results for the fourth quarter of 2021. Net income for the fourth quarter of 2021 was $37.1 million, as compared to $31.5 million for the fourth quarter of 2020. Basic and diluted earnings per share (“EPS”) were $0.66 for the fourth quarter of 2021, as compared to basic and diluted EPS of $0.56 for the fourth quarter of 2020.

Net income for the year ended December 31, 2021, was $175.9 million, as compared to net income of $83.7 million for the same period in 2020. Basic and diluted EPS were $3.13 and $3.12, respectively, for 2021, as compared to basic and diluted EPS of $1.49 and $1.48, respectively, for 2020.

“I am proud of the Renasant team and the efforts they put forth in 2021. We generated strong loan production in the fourth quarter and throughout the year, had solid earnings, strengthened capital and have considerable balance sheet liquidity heading into 2022,” commented C. Mitchell Waycaster, Renasant President and Chief Executive Officer. “We believe that the economic strength of our markets is good and business activity is vibrant. Our focus remains on producing loan growth and on initiatives designed to improve profitability.”

Quarterly Highlights

Earnings
•Net income for the fourth quarter of 2021 was $37.1 million with diluted EPS of $0.66 and adjusted diluted EPS (non-GAAP)(1) of $0.68
•Net interest income (fully tax equivalent) and core net interest income (fully tax equivalent) (non-GAAP)(1) for the fourth quarter of 2021 were $103.2 and $100.0 million, respectively. Core net interest income increased $1.7 million from the third quarter of 2021
•For the fourth quarter of 2021, net interest margin was 2.81%, down 12 basis points on a linked quarter basis, and core net interest margin (non-GAAP)(1) was 2.73%, down 3 basis points on a linked quarter basis
•Cost of total deposits was 18 basis points for the fourth quarter of 2021, down 3 basis points on a linked quarter basis

•Noninterest income, excluding mortgage banking income and swap termination gains, for the fourth quarter of 2021 increased on a linked quarter basis, highlighting the Company's diverse revenue streams
•The Company recognized a $4.7 million gain on terminated swaps with a total notional amount of $100 million on future FHLB borrowings that are no longer expected to occur
•The mortgage division generated $1.17 billion in interest rate lock volume during the fourth quarter of 2021 and $5.88 billion for the year ended December 31, 2021
•Fourth quarter noninterest expense decreased by $2.9 million on a linked quarter basis, primarily driven by a decrease in salaries and employee benefits expense resulting from ongoing efficiency initiatives
•The Company incurred a debt prepayment penalty of $6.1 million in connection with the prepayment of a $150 million long-term advance from the FHLB

Balance Sheet
•Loans, excluding Paycheck Protection Program (“PPP”) loans (non-GAAP)(1), grew modestly as compared to the balance at September 30, 2021 and increased $157.6 million, or 1.61%, year over year
•The securities portfolio at the end of 2021 increased $258.0 million on a linked quarter basis
•The Company established a held-to-maturity securities portfolio during the fourth quarter, which had a balance of $416.0 million at December 31, 2021
•Deposits at December 31, 2021 increased $651.0 million on a linked quarter basis, and noninterest bearing deposits represented 33.93% of total deposits as of the end of 2021

Capital
•During November 2021, the Company completed the public offering and sale of $200 million of its 3.00% fixed-to-floating rate subordinated notes due 2031
•The Company redeemed $15 million in subordinated notes in October 2021 and $30 million in December 2021, with an additional $30 million to be redeemed on March 1, 2022
•The Company adopted a $50 million stock repurchase program that will remain in effect through October 2022; however, there was no buyback activity during the fourth quarter of 2021 and no current intent to repurchase stock

Credit Quality
•The Company recorded a negative provision for credit losses on loans of $500 thousand and a negative provision for unfunded commitments (recorded in other noninterest expense) of $300 thousand for the fourth quarter of 2021
•Allowance for credit losses on loans to total loans and the allowance to total loans (excluding PPP loans) (non-GAAP)(1) decreased on a linked quarter basis to 1.64% and 1.65%, respectively, at December 31, 2021
•The coverage ratio, or the allowance for credit losses on loans to nonperforming loans, was 323.14% at December 31, 2021 as compared to 299.68% at September 30, 2021
•Net loan charge-offs for the fourth quarter of 2021 were $5.4 million, or 0.21% of average loans on an annualized basis, and net loan charge-offs for all of 2021 were $10.3 million, or 0.10% of average loans
•Credit metrics improved on a linked quarter basis with nonperforming loans to total loans decreasing six basis points to 0.51% and classified loans to total loans decreasing 27 basis points to 1.60% at year end
•Loan deferrals were approximately 0.01% of the Company's loan portfolio as of December 31, 2021, down from approximately 1.5% as of December 31, 2020

(1)A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Income Statement

(Dollars in thousands, except per share data)	Three Months Ended					Twelve Months Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Interest income
Loans held for investment	$98,478	$102,627	$109,721	$112,006	$112,157	$422,832	$454,241
Loans held for sale	3,652	2,377	3,604	2,999	3,083	12,632	12,191
Securities	9,221	8,416	7,321	6,574	6,594	31,532	30,511
Other	568	593	345	183	92	1,689	1,189
Total interest income	111,919	114,013	120,991	121,762	121,926	468,685	498,132
Interest expense
Deposits	6,056	6,972	7,669	8,279	9,841	28,976	54,016
Borrowings	4,381	3,749	3,743	3,835	3,958	15,708	17,319
Total interest expense	10,437	10,721	11,412	12,114	13,799	44,684	71,335
(Recovery) provision for credit losses
(Recovery) provision for loan losses	(500)	(1,200)	—	—	9,000	(1,700)	85,350
Provision for credit losses on HTM securities	32	—	—	—	—	32	—
Provision for other credit losses	—	—	—	—	1,500	—	1,500
Total (recovery) provision for credit losses	(468)	(1,200)	—	—	10,500	(1,668)	86,850
Net interest income after (recovery) provision for credit losses	101,950	104,492	109,579	109,648	97,627	425,669	339,947
Noninterest income	47,582	50,755	47,610	81,037	62,864	226,984	235,532
Noninterest expense	101,115	103,999	108,777	115,935	122,152	429,826	471,988
Income before income taxes	48,417	51,248	48,412	74,750	38,339	222,827	103,491
Income taxes	11,363	11,185	7,545	16,842	6,818	46,935	19,840
Net income	$37,054	$40,063	$40,867	$57,908	$31,521	$175,892	$83,651

Adjusted net income (non-GAAP)(1)	$38,232	$40,315	$41,169	$48,244	$38,131	$167,951	$109,115
Adjusted pre-provision net revenue (“PPNR”) (non-GAAP)(1)	$49,190	$50,171	$48,797	$62,266	$57,392	$210,424	$231,136

Basic earnings per share	$0.66	$0.71	$0.73	$1.03	$0.56	$3.13	$1.49
Diluted earnings per share	0.66	0.71	0.72	1.02	0.56	3.12	1.48
Adjusted diluted earnings per share (non-GAAP)(1)	0.68	0.71	0.73	0.85	0.68	2.98	1.93
Average basic shares outstanding	55,751,487	56,146,285	56,325,717	56,240,201	56,197,847	56,114,666	56,270,566
Average diluted shares outstanding	56,105,050	56,447,184	56,635,898	56,519,199	56,489,809	56,424,484	56,468,165
Cash dividends per common share	$0.22	$0.22	$0.22	$0.22	$0.22	$0.88	$0.88

(1)A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Performance Ratios

	Three Months Ended					Twelve Months Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Return on average assets	0.89%	0.99%	1.04%	1.54%	0.84%	1.11%	0.58%
Adjusted return on average assets (non-GAAP)(1)	0.92	0.99	1.04	1.29	1.02	1.06	0.75
Return on average tangible assets (non-GAAP)(1)	0.98	1.08	1.14	1.69	0.94	1.21	0.66
Adjusted return on average tangible assets (non-GAAP)(1)	1.01	1.09	1.14	1.41	1.13	1.16	0.85
Return on average equity	6.59	7.16	7.40	10.81	5.88	7.96	3.96
Adjusted return on average equity (non-GAAP)(1)	6.80	7.21	7.46	9.01	7.11	7.60	5.16
Return on average tangible equity (non-GAAP)(1)	11.94	13.05	13.54	19.93	11.26	14.53	7.83
Adjusted return on average tangible equity (non-GAAP)(1)	12.31	13.13	13.64	16.68	13.52	13.89	10.06
Efficiency ratio (fully tax equivalent)	67.04	66.77	68.49	60.29	70.65	65.35	70.53
Adjusted efficiency ratio (non-GAAP)(1)	64.18	66.06	67.28	63.85	64.35	65.32	64.00
Dividend payout ratio	33.33	30.99	30.14	21.36	39.29	28.12	59.06
Effective Tax Rate	23.53	21.83	21.62	22.59	17.91	22.41	19.40

Capital and Balance Sheet Ratios

	As of
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Shares Outstanding	55,756,233	55,747,407	56,350,878	56,294,346	56,200,487
Market Value Per Share	$37.95	$36.05	$40.00	$41.38	$33.68
Book Value Per Share	39.63	39.53	39.11	38.61	37.95
Tangible Book Value Per Share (non-GAAP)(1)	22.35	22.22	21.95	21.41	20.69
Shareholders' Equity to Assets	13.15%	13.64%	13.75%	13.91%	14.29%
Tangible Common Equity Ratio (non-GAAP)(1)	7.86	8.15	8.22	8.23	8.33
Leverage Ratio	9.15	9.18	9.30	9.49	9.37
Common equity tier 1 capital ratio	11.18	11.02	11.14	11.05	10.93
Tier 1 risk-based capital ratio	12.10	11.94	12.07	12.00	11.91
Total risk-based capital ratio	16.14	14.66	15.11	15.09	15.07

(1)A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Noninterest Income and Noninterest Expense

(Dollars in thousands)	Three Months Ended					Twelve Months Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Noninterest income
Service charges on deposit accounts	$9,751	$9,337	$9,458	$8,023	$7,938	$36,569	$31,326
Fees and commissions	3,885	3,837	4,110	3,900	3,616	15,732	13,043
Insurance commissions	2,353	2,829	2,422	2,237	2,193	9,841	8,990
Wealth management revenue	5,273	5,371	5,019	4,792	4,314	20,455	16,504
Mortgage banking income	14,726	23,292	20,853	50,733	39,760	109,604	150,499
Swap termination gains	4,676	—	—	—	—	4,676	—
Net gains on sales of securities	49	764	—	1,357	15	2,170	46
BOLI income	2,048	1,602	1,644	2,072	1,868	7,366	5,627
Other	4,821	3,723	4,104	7,923	3,160	20,571	9,497
Total noninterest income	$47,582	$50,755	$47,610	$81,037	$62,864	$226,984	$235,532
Noninterest expense
Salaries and employee benefits	$62,523	$69,115	$70,293	$78,696	$74,432	$280,627	$302,388
Data processing	5,346	5,277	5,652	5,451	5,373	21,726	20,685
Net occupancy and equipment	11,177	11,748	11,374	12,538	13,153	46,837	54,080
Other real estate owned	(60)	168	104	41	683	253	2,754
Professional fees	3,209	2,972	2,674	2,921	2,938	11,776	11,293
Advertising and public relations	2,929	2,922	3,100	3,252	1,762	12,203	10,322
Intangible amortization	1,424	1,481	1,539	1,598	1,659	6,042	7,121
Communications	2,088	2,198	2,291	2,292	2,168	8,869	8,866
Restructuring charges	61	—	15	292	7,365	368	7,365
Swap termination charges	—	—	—	—	2,040	—	2,040
Debt prepayment penalty	6,123	—	—	—	3	6,123	121
Other	6,295	8,118	11,735	8,854	10,576	35,002	44,953
Total noninterest expense	$101,115	$103,999	$108,777	$115,935	$122,152	$429,826	$471,988

Mortgage Banking Income

(Dollars in thousands)	Three Months Ended					Twelve Months Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Gain on sales of loans, net	$10,801	$20,116	$17,581	$33,901	$36,080	$82,399	$150,406
Fees, net	4,320	3,420	4,519	4,902	5,318	17,161	18,914
Mortgage servicing income, net	(395)	(244)	(1,247)	(1,631)	(3,606)	(3,517)	(7,095)
MSR valuation adjustment	—	—	—	13,561	1,968	13,561	(11,726)
Total mortgage banking income	$14,726	$23,292	$20,853	$50,733	$39,760	$109,604	$150,499

Balance Sheet

(Dollars in thousands)	As of
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Assets
Cash and cash equivalents	$1,877,965	$1,476,141	$1,605,488	$1,261,916	$633,203
Securities held to maturity, at amortized cost	415,975	—	—	—	—
Securities available for sale, at fair value	2,386,680	2,544,643	2,163,820	1,536,041	1,343,457
Loans held for sale, at fair value	453,533	452,869	448,959	502,002	417,771
Loans:
Non purchased	9,011,012	8,875,880	8,892,544	9,292,502	9,419,540
Purchased	1,009,902	1,140,944	1,256,698	1,395,906	1,514,107
Total loans	10,020,914	10,016,824	10,149,242	10,688,408	10,933,647
Allowance for credit losses on loans	(164,171)	(170,038)	(172,354)	(173,106)	(176,144)
Loans, net	9,856,743	9,846,786	9,976,888	10,515,302	10,757,503
Premises and equipment, net	293,122	294,499	293,203	300,917	300,496
Other real estate owned	2,540	4,705	4,939	5,971	5,972
Goodwill	939,683	939,683	939,683	939,683	939,683
Other intangibles	24,098	25,522	27,003	28,542	30,139
Bank-owned life insurance	287,359	286,088	279,444	233,508	230,609
Mortgage servicing rights	89,018	86,387	84,912	80,263	62,994
Other assets	183,595	198,227	198,047	218,426	207,785
Total assets	$16,810,311	$16,155,550	$16,022,386	$15,622,571	$14,929,612

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing	$4,718,124	$4,492,650	$4,349,135	$4,135,360	$3,685,048
Interest-bearing	9,187,600	8,762,179	8,766,216	8,601,548	8,374,033
Total deposits	13,905,724	13,254,829	13,115,351	12,736,908	12,059,081
Short-term borrowings	13,947	11,253	14,933	12,154	21,340
Long-term debt	471,209	468,863	469,406	467,660	474,970
Other liabilities	209,578	216,661	218,889	232,148	241,488
Total liabilities	14,600,458	13,951,606	13,818,579	13,448,870	12,796,879

Shareholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	$296,483	$296,483	$296,483	$296,483	$296,483
Treasury stock	(118,027)	(118,288)	(97,249)	(98,949)	(101,554)
Additional paid-in capital	1,300,192	1,298,022	1,295,879	1,294,911	1,296,963
Retained earnings	741,648	717,033	689,444	661,117	615,773
Accumulated other comprehensive income	(10,443)	10,694	19,250	20,139	25,068
Total shareholders’ equity	2,209,853	2,203,944	2,203,807	2,173,701	2,132,733
Total liabilities and shareholders’ equity	$16,810,311	$16,155,550	$16,022,386	$15,622,571	$14,929,612

Net Interest Income and Net Interest Margin

(Dollars in thousands)	Three Months Ended
	December 31, 2021			September 30, 2021			December 31, 2020
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:
Non purchased loans	$8,806,254	$85,362	3.85%	$8,690,443	$84,427	3.86%	$8,167,922	$81,626	3.98%
Purchased loans	1,079,630	13,823	5.09%	1,200,429	15,840	5.24%	1,598,593	21,560	5.37%
PPP loans	62,726	485	3.07%	126,870	3,503	10.95%	1,252,990	10,271	3.26%
Total loans	9,948,610	99,670	3.98%	10,017,742	103,770	4.11%	11,019,505	113,457	4.10%
Loans held for sale	498,724	3,652	2.93%	451,586	2,376	2.13%	389,435	3,083	3.15%
Taxable securities(1)	2,245,249	7,293	1.30%	1,942,647	6,688	1.38%	985,695	4,953	2.00%
Tax-exempt securities	392,700	2,503	2.55%	324,219	2,297	2.83%	283,413	2,238	3.14%
Total securities	2,637,949	9,796	1.49%	2,266,866	8,985	1.59%	1,269,108	7,191	2.25%
Interest-bearing balances with banks	1,522,433	568	0.15%	1,520,227	592	0.15%	381,919	92	0.10%
Total interest-earning assets	14,607,716	113,686	3.09%	14,256,421	115,723	3.23%	13,059,967	123,823	3.77%
Cash and due from banks	201,941			195,095			196,552
Intangible assets	964,575			965,960			970,624
Other assets	676,408			712,673			670,912
Total assets	$16,450,640			$16,130,149			$14,898,055
Interest-bearing liabilities:
Interest-bearing demand(2)	$6,460,178	$3,487	0.21%	$6,231,718	$3,821	0.24%	$5,607,906	$4,380	0.31%
Savings deposits	1,045,784	151	0.06%	1,006,847	192	0.08%	830,304	165	0.08%
Time deposits	1,434,162	2,418	0.67%	1,506,192	2,959	0.78%	1,752,787	5,296	1.20%
Total interest-bearing deposits	8,940,124	6,056	0.27%	8,744,757	6,972	0.32%	8,190,997	9,841	0.48%
Borrowed funds	434,546	4,381	4.03%	482,709	3,749	3.08%	516,414	3,958	3.05%
Total interest-bearing liabilities	9,374,670	10,437	0.44%	9,227,466	10,721	0.46%	8,707,411	13,799	0.63%
Noninterest-bearing deposits	4,633,885			4,470,262			3,808,595
Other liabilities	210,404			212,990			249,674
Shareholders’ equity	2,231,681			2,219,431			2,132,375
Total liabilities and shareholders’ equity	$16,450,640			$16,130,149			$14,898,055
Net interest income/ net interest margin		$103,249	2.81%		$105,002	2.93%		$110,024	3.35%
Cost of funding			0.30%			0.31%			0.44%
Cost of total deposits			0.18%			0.21%			0.33%
(1) U.S. Government and some U.S. Government Agency securities are tax-exempt in the states in which the Company operates.
(2) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

Net Interest Income and Net Interest Margin, continued

(Dollars in thousands)	Twelve Months Ended
	December 31, 2021			December 31, 2020
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Interest-earning assets:
Non purchased loans	$8,595,967	$334,492	3.79%	$7,927,817	$333,296	4.20%
Purchased loans	1,265,144	68,010	5.38%	1,807,354	101,785	5.63%
PPP loans	448,959	24,794	7.38%	858,385	23,605	2.75%
Total loans	10,310,070	427,296	4.15%	10,593,556	458,686	4.33%
Loans held for sale	454,727	12,632	2.78%	361,391	12,191	3.37%
Taxable securities(1)	1,691,531	24,370	1.44%	1,021,999	24,102	2.36%
Tax-exempt securities	335,399	9,418	2.81%	259,705	8,848	3.41%
Total securities	2,026,930	33,788	1.67%	1,281,704	32,950	2.57%
Interest-bearing balances with banks	1,263,364	1,688	0.13%	385,810	1,190	0.31%
Total interest-earning assets	14,055,091	475,404	3.38%	12,622,461	505,017	4.00%
Cash and due from banks	199,705			201,815
Intangible assets	966,733			973,287
Other assets	684,457			705,886
Total assets	$15,905,986			$14,503,449
Interest-bearing liabilities:
Interest-bearing demand(2)	$6,177,944	$15,308	0.25%	$5,277,374	$23,995	0.45%
Savings deposits	976,616	698	0.07%	764,146	758	0.10%
Time deposits	1,539,763	12,970	0.84%	1,952,213	29,263	1.50%
Total interest-bearing deposits	8,694,323	28,976	0.33%	7,993,733	54,016	0.68%
Borrowed funds	470,993	15,708	3.34%	765,769	17,319	2.26%
Total interest-bearing liabilities	9,165,316	44,684	0.49%	8,759,502	71,335	0.81%
Noninterest-bearing deposits	4,310,834			3,391,619
Other liabilities	220,427			237,738
Shareholders’ equity	2,209,409			2,114,590
Total liabilities and shareholders’ equity	$15,905,986			$14,503,449
Net interest income/ net interest margin		$430,720	3.07%		$433,682	3.44%
Cost of funding			0.33%			0.59%
Cost of total deposits			0.22%			0.47%
(1) U.S. Government and some U.S. Government Agency securities are tax-exempt in the states in which the Company operates.
(2) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

Supplemental Margin Information

(Dollars in thousands)	Three Months Ended			Twelve Months Ended
	Dec 31, 2021	Sep 30, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Earning asset mix:
Loans held for investment excluding PPP loans	67.68%	69.38%	74.79%	70.16%	77.13%
PPP loans	0.43	0.89	9.59	3.19	6.80
Loans held for sale	3.41	3.17	2.98	3.24	2.86
Securities	18.06	15.90	9.72	14.42	10.15
Interest-bearing balances with banks	10.42	10.66	2.92	8.99	3.06
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Funding sources mix:
Noninterest-bearing demand	33.08%	32.64%	30.43%	32.00%	27.91%
Interest-bearing demand	46.11	45.49	44.81	45.84	43.43
Savings	7.47	7.35	6.63	7.25	6.29
Time deposits	10.24	11.00	14.00	11.42	16.07
Borrowed funds	3.10	3.52	4.13	3.49	6.30
Total	100.00%	100.00%	100.00%	100.00%	100.00%

Net interest income collected on problem loans	$578	$316	$128	$4,412	$1,011
Total accretion on purchased loans	2,187	2,871	4,130	10,783	19,248
Total impact on net interest income	$2,765	$3,187	$4,258	$15,195	$20,259
Impact on net interest margin	0.08%	0.09%	0.13%	0.11%	0.16%
Impact on loan yield	0.11%	0.13%	0.15%	0.15%	0.18%

Interest income on PPP loans	$485	$3,503	$10,271	$24,794	$23,605
PPP impact on net interest margin	—%	0.07%	(0.01)%	0.08%	(0.05)%
PPP impact on loan yield	—%	0.09%	(0.10)%	0.06%	(0.13)%

Loan Portfolio

(Dollars in thousands)	As of
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Loan Portfolio:
Commercial, financial, agricultural	$1,364,879	$1,368,557	$1,387,702	$1,388,423	$1,408,281
Lease financing	76,125	79,215	74,003	75,256	75,862
Real estate - construction	1,104,896	1,091,296	1,051,359	955,918	858,104
Real estate - 1-4 family mortgages	2,724,246	2,724,743	2,702,091	2,686,061	2,698,308
Real estate - commercial mortgages	4,549,037	4,535,730	4,530,169	4,549,027	4,554,852
Installment loans to individuals	143,340	149,821	156,987	172,859	209,537
Subtotal	9,962,523	9,949,362	9,902,311	9,827,544	9,804,944
PPP	58,391	67,462	246,931	860,864	1,128,703
Total loans	$10,020,914	$10,016,824	$10,149,242	$10,688,408	$10,933,647

Credit Quality and Allowance for Credit Losses on Loans

(Dollars in thousands)	As of
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020
Nonperforming Assets:
Non purchased
Non purchased nonaccruing loans	$30,751	$29,266	$27,101	$24,794	$20,369
Non purchased loans 90 days or more past due	1,074	908	800	2,235	3,783
Total non purchased nonperforming loans	31,825	30,174	27,901	27,029	24,152
Non purchased other real estate owned	951	2,252	1,675	2,292	2,045
Total non purchased nonperforming assets	32,776	32,426	29,576	29,321	26,197
Purchased
Purchased nonaccruing loans	$18,613	$26,492	$27,690	$28,947	$31,051
Purchased loans 90 days or more past due	367	74	945	129	267
Total purchased nonperforming loans	18,980	26,566	28,635	29,076	31,318
Purchased other real estate owned	1,589	2,453	3,264	3,679	3,927
Total purchased nonperforming assets	$20,569	$29,019	$31,899	$32,755	$35,245
Total nonperforming loans	$50,805	$56,740	$56,536	$56,105	$55,470
Total nonperforming assets	$53,345	$61,445	$61,475	$62,076	$61,442
Allowance for credit losses on loans	$164,171	$170,038	$172,354	$173,106	$176,144
Net loan charge-offs (recoveries)	$5,367	$1,116	$752	$3,038	$954
Annualized net loan charge-offs / average loans	0.21%	0.04%	0.03%	0.11%	0.03%
Nonperforming loans / total loans	0.51	0.57	0.56	0.52	0.51
Nonperforming assets / total assets	0.32	0.38	0.38	0.40	0.41
Allowance for credit losses on loans / total loans	1.64	1.70	1.70	1.62	1.61
Allowance for credit losses on loans / nonperforming loans	323.14	299.68	304.86	308.54	317.55
Nonperforming loans / total loans excluding PPP loans (non-GAAP)(1)	0.51	0.57	0.57	0.57	0.57
Nonperforming assets / total assets excluding PPP loans (non-GAAP)(1)	0.32	0.38	0.39	0.42	0.45
Allowance for credit losses on loans / total loans excluding PPP loans (non-GAAP)(1)	1.65	1.71	1.74	1.76	1.80
(1)A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time (9:00 AM Central Time) on Wednesday, January 26, 2022.

The webcast can be accessed through Renasant’s investor relations website at www.renasant.com or https://services.choruscall.com/mediaframe/webcast.html?webcastid=T0utveqz. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation 2021 Fourth Quarter Earnings Conference Call and Webcast. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year. Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 1882552 or by dialing 1-412-317-0088 internationally and entering the same conference number. Telephone replay access is available until February 9, 2022.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 117-year-old financial services institution. Renasant has assets of approximately $16.8 billion and operates 199 banking, lending, mortgage, wealth management and insurance offices in Mississippi, Tennessee, Alabama, Florida, Georgia, North Carolina and South Carolina.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
This press release may contain, or incorporate by reference, statements about Renasant Corporation that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “projects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “focus,” “possible,” “may increase,” “may fluctuate,” “will likely result,” and similar expressions, or future or conditional verbs such as “will,” “should,” “would” and “could,” are generally forward-looking in nature and not historical facts. Forward-looking statements include information about the Company’s future financial performance, business strategy, projected plans and objectives and are based on the current beliefs and expectations of management. The Company’s management believes these forward-looking statements are reasonable, but they are all inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ from those indicated or implied in the forward-looking statements, and such differences may be material. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties and, accordingly, investors should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

Important factors currently known to management that could cause our actual results to differ materially from those in forward-looking statements include the following: (i) the continued impact of the COVID-19 pandemic (and variants thereof) and related governmental response measures on the U.S. economy and the economies of the markets in which we operate; (ii) the Company’s ability to efficiently integrate acquisitions into its operations, retain the customers of these businesses, grow the acquired operations and realize the cost savings expected from an acquisition to the extent and in the timeframe anticipated by management; (iii) the effect of economic conditions and interest rates on a national, regional or international basis; (iv) timing and success of the implementation of changes in operations to achieve enhanced earnings or effect cost savings; (v) competitive pressures in the consumer finance, commercial finance, insurance, financial services, asset management, retail banking, mortgage lending and auto lending industries; (vi) the financial resources of, and products available from, competitors; (vii) changes in laws and regulations as well as changes in accounting standards; (viii) changes in policy by regulatory agencies; (ix) changes in the securities and foreign exchange markets; (x) the Company’s potential growth, including its entrance or expansion into new markets, and the need for sufficient capital to support that growth; (xi) changes in the quality or composition of the Company’s loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers; (xii) an insufficient allowance for credit losses as a result of inaccurate assumptions; (xiii) general economic, market or business conditions, including the impact of inflation; (xiv) changes in demand for loan products and financial services; (xv) concentration of credit exposure; (xvi) changes or the lack of changes in interest rates, yield curves and interest rate spread relationships; (xvii) increased cybersecurity risk, including potential network breaches, business disruptions or financial losses; (xviii) civil unrest, natural disasters, epidemics and other catastrophic events in the Company’s geographic area; (xix) the impact, extent and timing of technological changes; and (xx) other circumstances, many of which are beyond management’s control.

Management believes that the assumptions underlying the Company’s forward-looking statements are reasonable, but any of the assumptions could prove to be inaccurate. Investors are urged to carefully consider the risks described in the Company’s filings with the Securities and Exchange Commission (the “SEC”) from time to time, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.renasant.com and the SEC’s website at www.sec.gov.

The Company undertakes no obligation, and specifically disclaims any obligation, to update or revise forward-looking statements, whether as a result of new information or to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by federal securities laws.

NON-GAAP FINANCIAL MEASURES:
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), this press release and the presentation slides furnished to the SEC on the same Form 8-K as this release contain non-GAAP financial measures, namely, (i) loans excluding Paycheck Protection Program (“PPP”) loans, (ii) core loan yield, (iii) core net interest income and margin, (iv) adjusted pre-provision net revenue, (v) adjusted net income, (vi) adjusted diluted earnings per share, (vii) tangible book value per share, (viii) tangible common equity ratio, (ix) certain asset quality ratios (namely, loans 30-89 past due to total loans, classified loans to total loans, nonperforming loans to total loans, nonperforming assets to total assets, net charge-offs to average loans and the allowance for credit losses to total loans) in each case excluding PPP loans, (x) certain performance ratios (namely, the ratio of adjusted pre-provision net revenue to average assets, the return on average assets and on average equity, and the return on average tangible assets and on average tangible common equity (including each on an as-adjusted basis)), and (xi) the adjusted efficiency ratio. These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets and/or certain charges (such as, among others, COVID-19 related expenses, debt prepayment penalties, restructuring charges and asset valuation adjustments) with respect to which the Company is unable to accurately predict when these charges will be incurred or, when incurred, the amount thereof or, with respect to core loan yield and its asset quality measures, to exclude the Company’s PPP loans. With respect to COVID-19 related expenses in particular, management added these expenses as a charge to exclude when calculating non-GAAP financial measures because the expenses included within this line item are readily quantifiable and possess the same characteristics with respect to management’s inability to accurately predict the timing or amount thereof as the other charges excluded when calculating non-GAAP financial measures. Management uses these non-GAAP financial measures when evaluating capital utilization and adequacy; with respect to the core loan yield and certain asset quality measures, management excludes PPP loans, which bear an interest rate fixed by Small Business Administration (“SBA”) regulations and are both forgivable and guaranteed by the SBA, to more clearly measure loan yields affected by competitive factors and potential loss in the Company’s loan portfolio and the coverage therefor. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indicators of its operating performance, particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets such as goodwill and the core deposit intangible, charges such as debt prepayment penalties, restructuring charges and COVID-19 related expenses, and the amount of PPP loans can vary extensively from company to company and, as to intangible assets, are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables below under the caption “Non-GAAP Reconciliations”.

None of the non-GAAP financial information that the Company has included in this release or the accompanying presentation slides are intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to similarly titled measures presented by other companies. Also, there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

Non-GAAP Reconciliations

(Dollars in thousands, except per share data)	Three Months Ended					Twelve Months Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Adjusted Pre-Provision Net Revenue (“PPNR”)
Net Income (GAAP)	$37,054	$40,063	$40,867	$57,908	$31,521	$175,892	$83,651
Income taxes	11,363	11,185	7,545	16,842	6,818	46,935	19,840
Provision for credit losses (including unfunded commitments)	(768)	(1,400)	—	—	11,000	(2,168)	96,050
Pre-provision net revenue (non-GAAP)	$47,649	$49,848	$48,412	$74,750	$49,339	$220,659	$199,541
Debt prepayment penalties	6,123	—	—	—	3	6,123	121
Swap termination gains	(4,676)	—	—	—	—	(4,676)	—
MSR valuation adjustment	—	—	—	(13,561)	(1,968)	(13,561)	11,726
Restructuring charges	61	—	15	292	7,365	368	7,365
Swap termination charges	—	—	—	—	2,040	—	2,040
COVID-19 related expenses(1)	33	323	370	785	613	1,511	10,343
Adjusted pre-provision net revenue (non-GAAP)	$49,190	$50,171	$48,797	$62,266	$57,392	$210,424	$231,136

Adjusted Net Income and Adjusted Tangible Net Income
Net Income (GAAP)	$37,054	$40,063	$40,867	$57,908	$31,521	$175,892	$83,651
Amortization of Intangibles	1,424	1,481	1,539	1,598	1,659	6,042	7,121
Tax effect of adjustments noted above(2)	(335)	(323)	(333)	(361)	(297)	(1,354)	(1,382)
Tangible Net Income (non-GAAP)	$38,143	$41,221	$42,073	$59,145	$32,883	$180,580	$89,390

Net Income (GAAP)	$37,054	$40,063	$40,867	$57,908	$31,521	$175,892	$83,651
Debt prepayment penalties	6,123	—	—	—	3	6,123	121
Swap termination gain	(4,676)	—	—	—	—	(4,676)	—
MSR valuation adjustment	—	—	—	(13,561)	(1,968)	(13,561)	11,726
Restructuring charges	61	—	15	292	7,365	368	7,365
Swap termination charges	—	—	—	—	2,040	—	2,040
COVID-19 related expenses(1)	33	323	370	785	613	1,511	10,343
Tax effect of adjustments noted above(2)	(363)	(71)	(83)	2,820	(1,443)	2,294	(6,131)
Adjusted Net Income (non-GAAP)	$38,232	$40,315	$41,169	$48,244	$38,131	$167,951	$109,115
Amortization of Intangibles	1,424	1,481	1,539	1,598	1,659	6,042	7,121
Tax effect of adjustments noted above(2)	(335)	(323)	(333)	(361)	(297)	(1,354)	(1,382)
Adjusted Tangible Net Income (non-GAAP)	$39,321	$41,473	$42,375	$49,481	$39,493	$172,639	$114,854

Tangible Assets and Tangible Shareholders’ Equity
Average shareholders’ equity (GAAP)	$2,231,681	$2,219,431	$2,213,743	$2,172,425	$2,132,375	$2,209,409	$2,114,590
Average intangible assets	964,575	965,960	967,430	969,001	970,624	966,733	973,287
Average tangible shareholders’ equity (non-GAAP)	$1,267,106	$1,253,471	$1,246,313	$1,203,424	$1,161,751	$1,242,676	$1,141,303

Average assets (GAAP)	$16,450,640	$16,130,149	$15,831,018	$15,203,691	$14,898,055	$15,905,986	$14,503,449
Average intangible assets	964,575	965,960	967,430	969,001	970,624	966,733	973,287
Average tangible assets (non-GAAP)	$15,486,065	$15,164,189	$14,863,588	$14,234,690	$13,927,431	$14,939,253	$13,530,162

Shareholders’ equity (GAAP)	$2,209,853	$2,203,944	$2,203,807	$2,173,701	$2,132,733	$2,209,853	$2,132,733
Intangible assets	963,781	965,205	966,686	968,225	969,823	963,781	969,823
Tangible shareholders’ equity (non-GAAP)	$1,246,072	$1,238,739	$1,237,121	$1,205,476	$1,162,910	$1,246,072	$1,162,910

(Dollars in thousands, except per share data)	Three Months Ended					Twelve Months Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020

Total assets (GAAP)	$16,810,311	$16,155,550	$16,022,386	$15,622,571	$14,929,612	$16,810,311	$14,929,612
Intangible assets	963,781	965,205	966,686	968,225	969,823	963,781	969,823
Total tangible assets (non-GAAP)	$15,846,530	$15,190,345	$15,055,700	$14,654,346	$13,959,789	$15,846,530	$13,959,789

Adjusted Performance Ratios
Return on average assets (GAAP)	0.89%	0.99%	1.04%	1.54%	0.84%	1.11%	0.58%
Adjusted return on average assets (non-GAAP)	0.92%	0.99%	1.04%	1.29%	1.02%	1.06%	0.75%
Return on average tangible assets (non-GAAP)	0.98%	1.08%	1.14%	1.69%	0.94%	1.21%	0.66%
Adjusted pre-provision net revenue to average assets (non-GAAP)	1.19%	1.23%	1.24%	1.66%	1.53%	1.32%	1.59%
Adjusted return on average tangible assets (non-GAAP)	1.01%	1.09%	1.14%	1.41%	1.13%	1.16%	0.85%
Return on average equity (GAAP)	6.59%	7.16%	7.40%	10.81%	5.88%	7.96%	3.96%
Adjusted return on average equity (non-GAAP)	6.80%	7.21%	7.46%	9.01%	7.11%	7.60%	5.16%
Return on average tangible equity (non-GAAP)	11.94%	13.05%	13.54%	19.93%	11.26%	14.53%	7.83%
Adjusted return on average tangible equity (non-GAAP)	12.31%	13.13%	13.64%	16.68%	13.52%	13.89%	10.06%

Adjusted Diluted Earnings Per Share
Average Diluted Shares Outstanding	56,105,050	56,447,184	56,635,898	56,519,199	56,489,809	56,424,484	56,468,165

Diluted earnings per share (GAAP)	$0.66	$0.71	$0.72	$1.02	$0.56	$3.12	$1.48
Adjusted diluted earnings per share (non-GAAP)	$0.68	$0.71	$0.73	$0.85	$0.68	$2.98	$1.93

Tangible Book Value Per Share
Shares Outstanding	55,756,233	55,747,407	56,350,878	56,294,346	56,200,487	55,756,233	56,200,487

Book Value Per Share (GAAP)	$39.63	$39.53	$39.11	$38.61	$37.95	$39.63	$37.95
Tangible Book Value Per Share (non-GAAP)	$22.35	$22.22	$21.95	$21.41	$20.69	$22.35	$20.69

Tangible Common Equity Ratio
Shareholders' Equity to Assets (GAAP)	13.15%	13.64%	13.75%	13.91%	14.29%	13.15%	14.29%
Tangible Common Equity Ratio (non-GAAP)	7.86%	8.15%	8.22%	8.23%	8.33%	7.86%	8.33%

Adjusted Efficiency Ratio
Net interest income (FTE) (GAAP)	103,249	105,002	111,205	111,264	110,024	430,720	433,682

Total Noninterest income (GAAP)	47,582	50,755	47,610	81,037	62,864	226,984	235,532
MSR Valuation Adjustment	—	—	—	13,561	1,968	13,561	(11,726)
Swap termination gains	4,676	—	—	—	—	4,676	—
Securities gains (losses)	49	764	—	1,357	15	2,170	46
Total adjusted noninterest income (non-GAAP)	42,857	49,991	47,610	66,119	60,881	206,577	247,212

Noninterest expense (GAAP)	101,115	103,999	108,777	115,935	122,152	429,826	471,988
Amortization of intangibles	1,424	1,481	1,539	1,598	1,659	6,042	7,121
Debt prepayment penalty	6,123	—	—	—	3	6,123	121

(Dollars in thousands, except per share data)	Three Months Ended					Twelve Months Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Swap termination charges	—	—	—	—	2,040	—	2,040
Restructuring charges	61	—	15	292	7,365	368	7,365
Provision for unfunded commitments	(300)	(200)	—	—	500	(500)	9,200
COVID-19 related expenses(1)	33	323	370	785	613	1,511	10,343
Total adjusted noninterest expense (non-GAAP)	93,774	102,395	106,853	113,260	109,972	416,282	435,798

Efficiency Ratio (GAAP)	67.04%	66.77%	68.49%	60.29%	70.65%	65.35%	70.53%
Adjusted Efficiency Ratio (non-GAAP)	64.18%	66.06%	67.28%	63.85%	64.35%	65.32%	64.00%

Core Net Interest Income and Core Net Interest Margin
Net interest income (FTE) (GAAP)	$103,249	$105,002	$111,205	$111,264	$110,024	$430,720	$433,682
Net interest income collected on problem loans	578	316	1,339	2,180	128	4,412	1,011
Accretion recognized on purchased loans	2,187	2,871	2,638	3,088	4,130	10,783	19,248
Interest income recognized on PPP loans	485	3,503	10,120	10,687	10,271	24,794	23,605
Core net interest income (FTE) (non-GAAP)	$99,999	$98,312	$97,108	$95,309	$95,495	$390,731	$389,818

Average earning assets (GAAP)	$14,607,716	$14,256,421	$13,989,264	$13,358,677	$13,059,967	$14,055,091	$12,622,461
Average PPP loans	62,726	126,870	628,462	985,561	1,252,990	448,959	858,385
Average earning assets excluding PPP loans (non-GAAP)	$14,544,990	$14,129,551	$13,360,802	$12,373,116	$11,806,977	$13,606,132	$11,764,076

Net interest margin (GAAP)	2.81%	2.93%	3.19%	3.37%	3.35%	3.07%	3.44%
Core net interest margin (non-GAAP)	2.73%	2.76%	2.92%	3.12%	3.22%	2.87%	3.31%

Core Loan Yield
Loan interest income (FTE) (GAAP)	$99,670	$103,769	$110,785	$113,072	$113,457	$427,296	$458,686
Net interest income collected on problem loans	578	316	1,339	2,180	128	4,412	1,011
Accretion recognized on purchased loans	2,187	2,871	2,638	3,088	4,130	10,783	19,248
Interest income recognized on PPP loans	485	3,503	10,120	10,687	10,271	24,794	23,605
Core loan interest income (FTE) (non-GAAP)	$96,420	$97,079	$96,688	$97,117	$98,928	$387,307	$414,822

Average loans (GAAP)	$9,948,610	$10,017,742	$10,478,121	$10,802,991	$11,019,505	$10,310,070	$10,593,556
Average PPP loans	62,726	126,870	628,462	985,561	1,252,990	448,959	858,385
Average loans excluding PPP loans (non-GAAP)	$9,885,884	$9,890,872	$9,849,659	$9,817,430	$9,766,515	$9,861,111	$9,735,171

Loan yield (GAAP)	3.98%	4.11%	4.24%	4.24%	4.10%	4.15%	4.33%
Core loan yield (non-GAAP)	3.87%	3.89%	3.94%	4.01%	4.03%	3.93%	4.26%

Adjusted Asset Quality Ratios
Total loans (GAAP)	$10,020,914	$10,016,824	$10,149,242	$10,688,408	$10,933,647	$10,020,914	$10,933,647
PPP loans	58,391	67,462	246,931	860,864	1,128,703	58,391	1,128,703
Total loans excluding PPP loans (non-GAAP)	$9,962,523	$9,949,362	$9,902,311	$9,827,544	$9,804,944	$9,962,523	$9,804,944

Loans 30-89 days past due	$27,604	$14,806	$15,077	$21,801	$26,286	$27,604	$26,286

(Dollars in thousands, except per share data)	Three Months Ended					Twelve Months Ended
	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021	Dec 31, 2020	Dec 31, 2021	Dec 31, 2020
Loans 30-89 days past due / total loans (GAAP)	0.28%	0.15%	0.15%	0.20%	0.24%	0.28%	0.24%
Loans 30-89 days past due / total loans excluding PPP loans (non-GAAP)	0.28%	0.15%	0.15%	0.22%	0.27%	0.28%	0.27%

Classified loans	$160,790	$187,223	$206,724	$229,243	$236,063	$160,790	$236,063
Classified loans / total loans (GAAP)	1.60%	1.87%	2.04%	2.14%	2.16%	1.60%	2.16%
Classified loans / total loans excluding PPP loans (non-GAAP)	1.61%	1.88%	2.09%	2.33%	2.41%	1.61%	2.41%

Nonperforming loans	$50,805	$56,740	$56,536	$56,105	$55,470	$50,805	$55,470
Nonperforming loans / total loans (GAAP)	0.51%	0.57%	0.56%	0.52%	0.51%	0.51%	0.51%
Nonperforming loans / total loans excluding PPP loans (non-GAAP)	0.51%	0.57%	0.57%	0.57%	0.57%	0.51%	0.57%

Allowance for credit losses on loans	$164,171	$170,038	$172,354	$173,106	$176,144	$164,171	$176,144
ACL / total loans (GAAP)	1.64%	1.70%	1.70%	1.62%	1.61%	1.64%	1.61%
ACL / total loans excluding PPP loans (non-GAAP)	1.65%	1.71%	1.74%	1.76%	1.80%	1.65%	1.80%

Average loans (GAAP)	$9,948,610	$10,017,742	$10,478,121	$10,802,991	$11,019,505	$10,310,070	$10,593,556
Average PPP loans	62,726	126,870	628,462	985,561	1,252,990	448,959	858,385
Average loans excluding PPP loans (non-GAAP)	$9,885,884	$9,890,872	$9,849,659	$9,817,430	$9,766,515	$9,861,111	$9,735,171

Net charge-offs	$5,367	$1,116	$752	$3,038	$954	$10,273	$3,852
Annualized net charge-offs / average loans (GAAP)	0.21%	0.04%	0.03%	0.11%	0.03%	0.10%	0.04%
Annualized net charge-offs / average loans excluding PPP loans (non-GAAP)	0.22%	0.04%	0.03%	0.13%	0.04%	0.10%	0.04%

Total assets (GAAP)	$16,810,311	$16,155,550	$16,022,386	$15,622,571	$14,929,612	$16,810,311	$14,929,612
PPP loans	58,391	67,462	246,931	860,864	1,128,703	58,391	1,128,703
Total assets excluding PPP loans (non-GAAP)	$16,751,920	$16,088,088	$15,775,455	$14,761,707	$13,800,909	$16,751,920	$13,800,909

Nonperforming assets	$53,345	$61,445	$61,475	$62,076	$61,442	$53,345	$61,442
Nonperforming assets / total assets (GAAP)	0.32%	0.38%	0.38%	0.40%	0.41%	0.32%	0.41%
Nonperforming assets / total assets excluding PPP loans (non-GAAP)	0.32%	0.38%	0.39%	0.42%	0.45%	0.32%	0.45%
(1)Primarily consists of employee overtime and employee benefit accruals directly related to the response to the COVID-19 pandemic and federal legislation enacted to address the pandemic, such as the CARES Act, and expenses associated with supplying branches with protective equipment and sanitation supplies (such as floor markings and cautionary signage for branches, face coverings and hand sanitizer) as well as more frequent and rigorous branch cleaning.
(2)Tax effect is calculated based on the respective periods’ effective tax rate.

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